UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2015

MULTI-FINELINE ELECTRONIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50812	95-3947402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8659 Research Drive

Irvine, CA 92618

(Address of principal executive offices) (Zip Code)

(949) 453-6800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On April 16, 2015, Multi-Fineline Electronix, Inc. (the “Company”) issued a news release announcing its preliminary fiscal 2015 first quarter results and providing its preliminary second quarter business outlook. A copy of such news release is attached hereto as Exhibit 99.1.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On April 10, 2015, Thomas Liguori, Executive Vice President and Chief Financial Officer, and the Company’s principal financial and accounting officer, notified the Company of his decision to resign from his positions with the Company effective May 15, 2015. Mr. Liguori’s resignation was a personal decision to pursue another career opportunity and not due to any disagreement relating to the Company’s operations, policies or practices.

Item 7.01.	Regulation FD Disclosure.

A copy of the news release announcing Mr. Liguori’s departure is attached hereto as Exhibit 99.2.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	News release announcing the Company’s preliminary fiscal 2015 first quarter results and providing its preliminary second quarter business outlook.

99.2	News release announcing the departure of the Company’s Chief Financial Officer.

The information provided under Items 2.02, 7.01 and 9.01 of this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that Section. The information provided under Items 2.02, 7.01 and 9.01 of this Current Report shall not be incorporated by reference into any registration statement or filing of Multi-Fineline Electronix, Inc., except as shall be expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 16, 2015	MULTI-FINELINE ELECTRONIX, INC.

	By:	/s/ Reza Meshgin
Reza Meshgin
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	News release announcing the Company’s preliminary fiscal 2015 first quarter results and providing its preliminary second quarter business outlook.

99.2	News release announcing the departure of the Company’s Chief Financial Officer.

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